UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

70 Harbour Drive Grand Cayman, Cayman Islands	KY1-1003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

If and to the extent required by applicable rule or regulation, the information contained under Item 8.01 below is hereby incorporated by reference into this Item 2.04.

Item 8.01	Other Events.

On November 17, 2008, Transocean Inc. announced that as a result of its proposal to move the place of incorporation of its group holding company from the Cayman Islands to Switzerland (the “Transaction”), pursuant to the terms of the indenture (the “Indenture”) governing Transocean’s 1.625% Series A Convertible Senior Notes due December 15, 2037, 1.50% Series B Convertible Senior Notes due December 15, 2037 and 1.50% Series C Convertible Senior Notes due December 15, 2037 (collectively, the “Convertible Senior Notes”) and the terms of the Convertible Senior Notes, holders of the Convertible Senior Notes will have the right to convert the Convertible Senior Notes at any time beginning on December 3, 2008, which is the date 15 days prior to the anticipated effective time of the Transaction (the “Effective Time”) of December 18, 2008, and ending on the 30th scheduled trading day following the Effective Time.

A copy of the press release, dated November 17, 2008, announcing the right of holders to convert the Convertible Senior Notes is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: November 17, 2008	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated November 17, 2008.

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